QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on March 27, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMYLIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive
San Diego, California 92121
(858) 552-2200
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

Ginger L. Graham
President and Chief Executive Officer
Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Tel: (858) 552-2200
Fax: (858) 552-2212
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lloyd A. Rowland
Vice President, General Counsel, Secretary
and Chief Compliance Officer
Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121
Tel: (858) 552-2200
Fax: (858) 552-1936	Thomas A. Coll, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, California 92121-9109 Tel: (858) 550-6000 Fax: (858) 550-6420

        Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the follow box:    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Per Price Unit	Proposed Maximum Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share, including related rights to purchase Series A Junior Participating Preferred Stock	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number or amount of common stock is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS	March 27, 2006

COMMON STOCK

We may, from time to time, offer to sell common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.

We may offer and sell common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock trades on the Nasdaq National Market under the symbol "AMLN."

Investing in our securities involves risks that are described in the "Risk Factors" section contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

About This Prospectus	i
Where You Can Find More Information	i
Risk Factors	1
Use Of Proceeds	1
Description Of Capital Stock	1
Legal Matters	1
Experts	1

ABOUT THIS PROSPECTUS

        This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission using the "shelf" registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.

        You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock.

        This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

        We urge you to read carefully both this prospectus and the prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference as described under the heading "Where you can find more information," before deciding whether to invest in any of the securities being offered.

        References in this prospectus to "Amylin," "we," "us," and "our" are to Amylin Pharmaceuticals, Inc. and its subsidiaries. The term "you" refers to a prospective investor. Our principal executive offices are located at 9360 Towne Centre Drive, San Diego, California 92121. Our phone number is (858) 552-2200.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. The SEC allows us to "incorporate by reference" into this prospectus the information in documents we have filed or will file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed:

  •
  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, which was filed on March 7, 2006;

  •
  The amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed on March 10, 2006;

  •
  Our current reports on Form 8-K, which were filed on March 10, 2006, March 17, 2006, March 24, 2006 and March 27, 2006;

i

  •
  The description of our common stock set forth in our registration statement on Form 8A, which was filed on November 27, 1991, including any amendment or reports filed for the purpose of updating this information; and

  •
  The description of the rights to purchase Series A Junior Participating Preferred Stock set forth in our current report on Form 8-K, which was filed on June 18, 2002, as amended as set forth in Exhibit 4.5 to our annual report on Form 10-K for the fiscal year ended December 31, 2002, which was filed on March 31, 2003.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

    Amylin Pharmaceuticals, Inc.
    9360 Towne Centre Drive
    San Diego, California 92121
    (858) 552-2200 ext. 7299
    Attention: Investor Relations

        In addition, copies of our filings are available through our internet website at http://www.amylin.com as soon as reasonably practicable after we electronically file such material with, or furnish it, to the SEC.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the shares of common stock to be offered and sold by this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office referred to above. Any statement made or incorporated by reference into this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

ii

RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

        We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us from our sale of common stock under this prospectus.

DESCRIPTION OF CAPITAL STOCK

        We may issue shares of our common stock from time to time, in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of common stock, the initial offering price, the net proceeds to us and other offering material relating to such offering.

LEGAL MATTERS

        The validity of the common stock issued under this prospectus will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference into this prospectus and elsewhere in the registration statement on Form S-3, of which this prospectus is a part. Our financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

1

PART II

Information not required in prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts set forth below are estimated.

Amount to be paid
Securities and Exchange Commission registration fee	*
Printing fees	$100,000
Legal fees and charges	125,000
Accounting fees and expenses	50,000
Miscellaneous	25,000

Total	$300,000

*
In accordance with Rule 456(b) and 457(r) we are deferring payment of the registration fee for the securities offered by this prospectus.

Item 15.    Indemnification of Directors and Officers

        As permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  •
  for any breach of the duty of loyalty to us or to our stockholders;

  •
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Our amended and restated certificate of incorporation further provides that we must indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that:

  •
  we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

  •
  we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise prohibited by law, our amended and restated certificate of incorporation, our amended and restated bylaws or agreements;

  •
  we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

  •
  the rights conferred in the amended and restated bylaws are not exclusive.

        We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of us, arising out of the person's services as a director or officer of us, any subsidiary of us or any other company or enterprise to which the person provides services at our request. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 16.    Exhibits

Exhibit Number	Description of document
1.1	Form of Underwriting Agreement.*
4.1	Amended and Restated Certificate of Incorporation.(1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation.(2)
4.3	Second Amended and Restated Bylaws.(3)
4.4	Specimen Common Stock Certificate.(1)
4.5	Certificate of Designation of Series A Junior Participating Preferred Stock.(4)
4.6	Rights Agreement dated June 17, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company.(4)
4.7	First Amendment to Rights Agreement dated December 13, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company.(5)
4.8	Form of Rights Certificate.(4)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages hereto.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

(1)
Filed as an exhibit to our Registration Statement on Form S-1 (No. 33-44195) or amendments thereto, and incorporated herein by reference.

(2)
Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference.

(3)
Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference.

(4)
Filed as an exhibit to our Current Report on Form 8-K dated June 18, 2002, or amendments thereto and incorporated herein by reference.

(5)
Filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California.

AMYLIN PHARMACEUTICALS, INC.
By:	/s/ GINGER L. GRAHAM Ginger L. Graham President and Chief Executive Officer

Date: March 27, 2006

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ginger L. Graham, Mark G. Foletta and Lloyd A. Rowland, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 27th day of March, 2006.

Signatures	Title	Date

/s/ GINGER L. GRAHAM Ginger L. Graham	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2006
/s/ MARK G. FOLETTA Mark G. Foletta	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2006
/s/ JOSEPH C. COOK, JR. Joseph C. Cook, Jr.	Chairman of the Board	March 27, 2006
/s/ VAUGHN D. BRYSON Vaughn D. Bryson	Director	March 27, 2006

/s/ KARIN EASTHAM Karin Eastham	Director	March 27, 2006
/s/ JAMES R. GAVIN III, M.D., PH.D. James R. Gavin III, M.D., Ph.D.	Director	March 27, 2006
/s/ HOWARD E. GREENE, JR. Howard E. Greene, Jr.	Director	March 27, 2006
/s/ TERRANCE H. GREGG Terrance H. Gregg	Director	March 27, 2006
/s/ JAY S. SKYLER, M.D. Jay S. Skyler, M.D.	Director	March 27, 2006
/s/ JOSEPH P. SULLIVAN Joseph P. Sullivan	Director	March 27, 2006
/s/ THOMAS R. TESTMAN Thomas R. Testman	Director	March 27, 2006
/s/ JAMES N. WILSON James N. Wilson	Director	March 27, 2006

QuickLinks

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
LEGAL MATTERS
EXPERTS
PART II
SIGNATURES
POWER OF ATTORNEY